Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 of our report dated August 13, 2003, except for Note 13 for which the date is August 27, 2003, relating to the consolidated financial statements of Tessera Technologies, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

San Jose, California

October 24, 2003